UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2008

MISCOR Group, Ltd.
(Exact name of registrant as specified in its charter)

Indiana	333-129354	20-0995245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 South Walnut Street, South Bend, Indiana		46619
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (574) 234-8131

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year; and
Item 8.01  Other Events.

On January 14, 2008, MISCOR Group, Ltd. (the “Corporation”) amended its Amended and Restated Articles of Incorporation to effect a 1-for-25 reverse stock split of the Corporation’s issued and outstanding and authorized but unissued shares of common stock (the “Reverse Stock Split”).

Pursuant to the Reverse Stock Split, each 25 shares of the Corporation’s common stock, whether issued and outstanding, held by the Corporation as treasury stock, or authorized but unissued, has been combined into one share of common stock.  Any shareholder who would hold a fractional share of common stock after giving effect to the Reverse Stock Split will receive in cash, in lieu of such fractional share, an amount equal to the product of (i) $0.566, which is the mean of the average of the closing bid and ask prices of the Corporation’s common stock as quoted on the OTC Bulletin Board for the five business days before the effective date of the Reverse Stock Split, multiplied by (ii) 25, multiplied by (iii) the fractional share.

As a result of the Reverse Stock Split, the symbol assigned to MISCOR’s common stock for quotation on the OTC Bulletin Board has been changed from “MCGL” to “MIGL”.

The Reverse Stock Split was approved by the Corporation’s Board of Directors on November 30, 2007 and became effective on January 14, 2008 by the filing of articles of amendment (“Articles of Amendment”) to the Corporation’s Amended and Restated Articles of Incorporation with the Indiana Secretary of State.  The Articles of Amendment amended and restated in its entirety Article III of the Corporation’s Amended and Restated Articles of Incorporation.  Under Indiana law, the Reverse Stock Split did not require shareholder approval.

The Corporation’s Board of Directors approved the Reverse Stock Split because it believes that it is in the best interest of shareholders.  The Corporation expects the Reverse Stock Split to result in an increase in the per share market price of the Corporation’s consolidated shares of common stock, which may result in a higher level of market interest in the stock.  Any such increased market interest may improve trading liquidity of the stock, which could benefit shareholders.  Also, an increased per share market price of the common stock may improve the Corporation’s ability to satisfy certain listing requirements of any stock exchange on which it may seek to list its common stock in the future.

The foregoing description of the Articles of Amendment is not complete and is qualified in its entirety by reference to the full text of the Articles of amendment, a copy of which is filed as Exhibit 3.1 to this report on Form 8-K and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

3.1	Articles of Amendment to the Corporation’s Amended and Restated Articles of Incorporation, effective January 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISCOR Group, Ltd.
Date: January 14, 2008

	By:	/s/ John A. Martell
	Name:	John A. Martell
	Title:	President and Chief Executive Officer